UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): December 16, 2014

SINO AGRO FOOD, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-54191	33-1219070
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3801, China Shine Plaza No. 9 Lin He Xi Road Tianhe District, Guangzhou City, P.R.C.	510610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 20 22057860

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn. Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, (ii) changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and (iii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

On November 10, 2014, the board of directors (the “Board”) of Sino Agro Food, Inc. (the “Company”) approved an amendment to the Corporation’s Articles of Incorporation (as amended to date, the “Articles”) to effectuate a reverse stock split (the “Reverse Split”) of the Corporation’s common stock, par value $.001 per share (the “Common Stock”) affecting both the authorized and issued and outstanding number of such shares by a ratio of 9.9 for 1.

The Company filed the Certificate of Amendment (the “Certificate”) to its Articles with the State of Nevada effectuating the Reverse Split on December 15, 2014. The Certificate became effective in the State of Nevada on December 16, 2014.

The Market Effective Date of the Reverse Split was December 16, 2014, having been approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) on December 15, 2014. As a result of the Reverse Split, each 9.9 shares of common stock authorized as well as each such share issued and outstanding prior to the Reverse Split has been converted into 1 share of common stock, and all options, warrants, and any other similar instruments, with the exception of the shares of Series B Convertible Preferred Stock (the “Series B Shares”), convertible into, or exchangeable or exercisable for, shares of common stock have been proportionally adjusted.

Separately, pursuant to authority granted by the Board and the holder of the Series B Shares as of November 21, 2014, the Company filed an Amendment to the Certificate of Designation (the “COD Certificate”) of the Series B Shares with the State of Nevada effectuating a corresponding change to the Conversion Rate of such Series B Shares into shares of common stock on December 15, 2014, which COD Certificate became effective in the State of Nevada on December 17, 2014. As a result, whereas the Series B Shares were previously convertible into shares of common stock on a 1 for 1 basis, the Series B Shares are presently convertible into shares of common stock on a 9.9 for 1 basis. In addition, the COD Certificate added a provision to the Certificate of Designation of the Series B Shares providing for an automatic adjustment to the Conversion Rate in the event that forward splits or reverse splits are made to the common stock in the future.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate and the COD Certificate, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On December 16, 2014, the Company issued a press release regarding the Reverse Split. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and the press release included as exhibit 99.1 of Item 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation

3.2	Amendment to the Certificate of Designation

99.1	Text of press release issued by Sino Agro Food, Inc. on December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO AGRO FOOD, INC.

Date: December 17, 2014	By:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon
Chairman and Chief Executive Officer